   As filed with the Securities and Exchange Commission on September 29, 1998.

                                             Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

                                   03-0300793
                      (I.R.S. employer identification no.)

                                  MASSACHUSETTS
         (State or other jurisdiction of incorporation or organization)

                 4960 BLUE LAKE DRIVE, BOCA RATON, FLORIDA 33431
               (Address of principal executive offices) (Zip Code)

                 Bluegreen Corporation 1995 Stock Incentive Plan
       Bluegreen Corporation 1998 Non-Employee Director Stock Option Plan
                  Bluegreen Corporation Retirement Savings Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

            George F. Donovan, President and Chief Executive Officer
                              Bluegreen Corporation
                              4960 Blue Lake Drive
                            Boca Raton, Florida 33431
                     (Name and address of agent for service)

                                 (561) 912-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================  =================== ======================  ===========================
                                                        PROPOSED              PROPOSED
      TITLE OF EACH                                      MAXIMUM              MAXIMUM
   CLASS OF SECURITIES          AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING             AMOUNT OF
     TO BE REGISTERED          REGISTERED (1)         PER SHARE (2)          PRICE (2)              REGISTRATION FEE
     ----------------          --------------         -------------          ---------              ----------------
    Common Stock, $.01        3,000,000 shares           $7 7/8             $23,625,000                  $6,970
        par value

 Participation Interests            (3)                                                                    (4)
========================== ======================  =================== ======================  ===========================


(1) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 28, 1998.

(3) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement Savings Plan described herein.

(4) The securities of the Registrant to be purchased by the Bluegreen Corporation Retirement Savings Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h)(2), no separate fee is required for the participation interests.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 3,000,000 shares of Common Stock, $.01 par value, of Bluegreen Corporation (the "Company") that have been reserved for issuance under the Company's 1995 Stock Incentive Plan, as amended, the 1998 Non-Employee Director Stock Option Plan and the Retirement Savings Plan (sometimes collectively referred to herein as the "Plans"). In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Company's Retirement Savings Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Company's 1998 Annual Report to Stockholders filed with the Commission on June 26, 1998, containing the Company's audited financial statements for its fiscal year ended March 29, 1998;

         (b) Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1998, filed with the Commission on August 12, 1998;

         (c) Current Report on Form 8-K filed with the Commission on July 23, 1998;

         (d) Current Report on Form 8-K filed with the Commission on August 31, 1998; and

         (e) The description of the Company's Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Commission on December 27, 1985 from the Company's registration statement on Form S-1 (SEC File No. 33-13076).

         In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         As permitted by Chapter 156B of the Massachusetts General Laws ("Chapter 156B"), the Company's Restated Articles of Organization, as amended (the "Charter"), contain a provision which limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director. Under current law, liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 61 and Section 62 of Chapter 156B, or (iv) any transaction from which the director derived an improper personal benefit. This provision does not eliminate a stockholder's right to seek nonmonetary remedies, such as an injunction, rescission, or other equitable remedy, to redress action taken by the directors. However, there may be instances in which no effective equitable remedy is available.

         The Company's Charter provides, in part, that the Company shall indemnify any person who is or was a director or officer of the Company and each person who is or was serving as a director or officer of another organization in which the Company directly or indirectly owns shares or of which the Company is directly or indirectly a creditor, against all liabilities, cost and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties and counsel fees and disbursements reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or have been threatened, while in office or thereafter, by reason of his being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Such indemnification is not exclusive of other indemnification rights arising under any by-laws, agreement, board of directors or stockholders' vote or otherwise.

         Currently applicable Massachusetts law provides that officers and directors may receive indemnification from their corporations for actual or threatened lawsuits, except that indemnification may not be provided for any person with respect to any matter to which such person has been adjudicated not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Massachusetts law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the Massachusetts law. The Company currently maintains such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Specimen stock certificate (incorporated by reference to the exhibit of same designation to Registration Statement on Form S-1, File No. 33-13076).

      5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

      23.1  Consent of KPMG Peat Marwick LLP.

      23.2  Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

      24.1  Power of Attorney (included in page II-5).

      99.1 Bluegreen Corporation 1995 Stock Incentive Plan, as amended (incorporated by reference to exhibit 10.79 to Annual Report on Form 10-K for the fiscal year ended March 29, 1998).

      99.2 Bluegreen Corporation 1998 Non-Employee Director Stock Option Plan (incorporated by reference to exhibit 10.131 to Annual Report on Form 10-K for the fiscal year ended March 29, 1998).

      99.3 Bluegreen Corporation Retirement Savings Plan (incorporated by reference to Registration Statement on Form S-8, dated May 15, 1992 (File No. 33-48075)).

 ------------------

ITEM 9.  UNDERTAKINGS

      (a) The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, the State of Florida on September 29, 1998.

                                   Bluegreen Corporation
                                   (Registrant)



                                   By: /s/ George F. Donovan
                                       -------------------------------------
                                       George F. Donovan,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George F. Donovan, John F. Chiste and Patrick E. Rondeau, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 29, 1998 by the following persons in the capacities indicated.

NAME                                                 CAPACITY
----                                                 --------


/s/ GEORGE F. DONOVAN                                President, Chief Executive Officer and Director
-----------------------------------                  (Principal Executive Officer)
George F. Donovan


/s/ JOHN F. CHISTE                                   Vice President and Chief Financial Officer
-----------------------------------                  (Principal Financial Officer)
John F. Chiste


/s/ ANTHONY M. PULEO                                 Chief Accounting Officer
-----------------------------------                  (Principal Accounting Officer)
Anthony M. Puleo


/s/ JOSEPH C. ABELES                                 Director
-----------------------------------
Joseph C. Abeles


/s/ RALPH A. FOOTE                                   Director
-----------------------------------
Ralph A. Foote


/s/ FREDERICK M. MYER                                Director
-----------------------------------
Frederick M. Myer


/s/ J. LARRY RUTHERFORD                              Director
-----------------------------------
J. Larry Rutherford


/s/ STUART SHIKIAR                                   Director
-----------------------------------
Stuart Shikiar


/s/ BRADFORD T. WHITMORE                             Director
-----------------------------------
Bradford T. Whitmore


/s/ MICHAEL J. FRANCO                                Director
-----------------------------------
Michael J. Franco


/s/ JOHN A. HENRY                                    Director
-----------------------------------
John A. Henry



                                INDEX TO EXHIBITS

EXHIBIT NUMBER
--------------

4.1 Specimen stock certificate (incorporated by reference to the exhibit of same designation to Registration Statement on Form S-1, File No. 33-13076).

5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

24.1     Power of Attorney (included in page II-5).

99.1 Bluegreen Corporation 1995 Stock Incentive Plan, as amended (incorporated by reference to exhibit 10.79 to Annual Report on Form 10-K for the fiscal year ended March 29, 1998).

99.2 Bluegreen Corporation 1998 Non-Employee Director Stock Option Plan (incorporated by reference to exhibit 10.131 to Annual Report on Form 10-K for the fiscal year ended March 29, 1998).

99.3 Bluegreen Corporation Retirement Savings Plan (incorporated by reference to Registration Statement on Form S-8, dated May 15, 1992 (File No. 33-48075)).